                                                             Amendment #5
                                                                to the
                                                       AUTOMATIC AND FACULTATIVE
                                              YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

                                                       EFFECTIVE April 30, 2000
                                                                Between
                                                     PRUCO LIFE INSURANCE COMPANY
                                                                (PRUCO)
                                                                  And
                                                   AUSA LIFE INSURANCE COMPANY, INC.
                                                                (AUSA)

The parties hereby agree to the following:

1.       SECTION 10a, COMMENCEMENT OF REINSURANCE COVERAGE - AUTOMATIC REINSURANCE, shall be replaced by the following:

a.       AUTOMATIC  REINSURANCE.  AUSA's  reinsurance  coverage for any policy that is ceded  automatically  under this  Agreement will begin and end simultaneously with PRUCO's contractual liability for the policy reinsured.

              In addition,  AUSA will be liable for benefits paid under PRUCO's conditional receipt or temporary insurance agreement if all of the conditions for automatic  reinsurance  coverage  under Section 6 of this Agreement are met.  AUSA's  liability under  PRUCO's  conditional  receipt or temporary  insurance  agreement is limited to the lesser of (1) AUSA's  reinsured portion of the face amount of the policy and (2) $200,000.

2.       SCHEDULE A, Section 1, PLANS REINSURED, shall be replaced by the following:

         PLANS REINSURED:

         This Agreement covers the following plans:

o        PruLife Universal (UL) - Policies issued by PRUCO (Form Number UL-2000 and all state variations)
o        PruLife Custom Premier (VUL II) - Policies issued by PRUCO (Form Number VUL-2000 and all state variations)
o        PruLife Custom Premier II (VUL 2004) - Policies issued by PRUCO (Form Number VUL-2004 and all state variations)
o        PruLife Advisor Select 2002 (Pro Funds) - Policies issued by PRUCO (Form Number VULPAS 2002 and all state variations)
o        Target Term Rider (TTR) issued by PRUCO (currently available on VUL II and VUL 2004 policies)

         Excluded from reinsurance  under this Agreement are the Waiver of Premium and Accidental Death Benefits  included in the above reinsured  policies.  Also excluded from  reinsurance  under this Agreement are riders that provide  additional life insurance on the lives of any dependent children of the policyholder.  Included under this Agreement is the Living Needs Benefit rider.

3.       SCHEDULE A, Section 2, AUTOMATIC PORTION REINSURED, shall be replaced by the following:

         AUTOMATIC PORTION REINSURED:

         US/Canadian Residents

         AUSA will  automatically  reinsure  an amount  equal to 20% of the net amount at risk  related to the first  layer of the face amount of insurance.

         The net amount of risk is determined as of the issue date and each subsequent  policy  anniversary and is defined as the death benefit  minus the contract  fund.  The first layer of the face amount varies by age and rating class and is shown in Schedule
         A, Section 4 below.

         Non US/Canadian Residents

         AUSA will  automatically  reinsure  an amount  equal to 10% of the net amount at risk  related to the first  layer of the face amount of insurance.

4.       SCHEDULE A, Section 3, AUTOMATIC RETENTION LIMIT, shall be replaced by the following:

         AUTOMATIC PORTION RETAINED:

         PRUCO  will  retain at least 10% of each  policy.  For  residents  of the U.S.  and  Canada,  PRUCO may cede up to 70% of each policy on a first-dollar  quota share basis to other  reinsurers.  For residents of other  countries,  PRUCO OF NJ may cede up to 80% of each policy on a first-dollar quota share basis to other reinsurers.

In witness of the above, PRUCO and AUSA have by their respective officers executed and delivered this Amendment in duplicate on the dates indicated below, with an effective date of May 17, 2004.

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PRUCO LIFE INSURANCE COMPANY                                TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY (as
                                                            successor to AUSA LIFE INSURANCE COMPANY, INC.)
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By:_/s/_Phillip J.                                          By:__/s/____________________________
Grigg________________
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Title:___VP & Actuary________________                       Title:___Vice
                                                            President_______________
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Date:____11/24/04____________________                       Date:___11/18/04____________________
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By:_/s/ Nicholas M.                                         By:__/s/____________________________
Simonelli___________
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Title:___VP & Actuary_________________                      Title:__Vice President &
                                                            Counsel_______
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Date:____11/24/2004__________________                       Date:____11/18/04___________________
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